Exhibit 10.9

COPYRIGHT SECURITY AGREEMENT

THIS COPYRIGHT SECURITY AGREEMENT (the “Agreement”) is made as of February 28, 2008, by

EP MEDSYSTEMS, INC., a New Jersey corporation bearing federal employer identification number 22-3212190 and New Jersey state organizational number 0100541773 and having its principal place of business at 575 Route 73 North, Building D, West Berlin, Camden County, New Jersey 08091 (being hereinafter referred to as “Grantor”)

in favor of

KELTIC FINANCIAL PARTNERS, LP, a Delaware limited partnership, with a place of business at 580 White Plains Road, Suite 610, Tarrytown, New York 10591 (together with its affiliates and subsidiaries, and all successors and assigns thereof hereinafter collectively referred to as “Lender”)

WITNESSES THAT:

(1) WHEREAS, Lender is currently extending certain loan facilities on a joint and several basis to the following entities (the following entities being hereinafter collectively called “Borrowers” and individually called a “Borrower”):

EP MEDSYSTEMS, INC., a New Jersey corporation bearing federal employer identification number 22-3212190 and New Jersey state organizational number 0100541773 and having its principal place of business at 575 Route 73 North, Building D, West Berlin, Camden County, New Jersey 08091,

and

PROCATH CORPORATION, a New Jersey corporation bearing federal employer identification number 22-3261466 and New Jersey state organizational number 0100568383 and having its principal place of business at 575 Route 73 North, Building D, West Berlin, Camden County, New Jersey 08091;

(2) WHEREAS, the aforesaid loan facilities, together with all extensions, modifications (including increases and decreases in amount), refinancings, renewals, restatements/amendments, substitutions, replacements and/or redatings thereof, being hereinafter collectively and individually referred to as the “Loans”;

(3) WHEREAS, the Loans are being extended pursuant to the terms and conditions of a certain Revolving/Term Loan Agreement by and among Lender and Borrowers and dated even date herewith, as modified, amended, restated, extended or supplanted from time to time, such agreement, together with all extensions, modifications, refinancings, renewals, restatements/amendments, substitutions, replacements and/or redatings thereof made from time to time hereafter being hereinafter collectively referred to as the “Loan Agreement”;

(4) WHEREAS, the Loan Agreement and any and all other documents (including any notes), instruments, writings and agreements related thereto, together with all extensions, modifications, refinancings, renewals, restatements/amendments, substitutions, replacements and/or redatings thereof, are hereinafter collectively and individually referred to as the “Loan Documents”;

(5) WHEREAS, it is a condition of Lender’s obligation to continue to extend the Loans to Borrowers under the Loan Agreement or otherwise that Grantor execute and deliver to Lender this Agreement;

(5) WHEREAS, to induce Lender to perform and/or to continue to perform its obligations under the Loan Documents or otherwise, Grantor is willing to execute and deliver this Agreement to Lender and to perform Grantor’s obligations hereunder;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth in the Loan Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees and covenants in favor of Lender as follows:

ARTICLE I

SECURITY INTERESTS

1.1 Grant of Security Interest.

(a) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Grantor hereby grants to the Lender a continuing security interest in all of the right, title and interest of Grantor in, to and under (i) all Copyrights and Copyright Licenses, whether now existing or hereafter from time to time acquired; and (ii) all Proceeds and Products thereof (all of the above, collectively, the “Collateral”).

(b) The security interest of the Lender under this Security Agreement extends to all Collateral of the kind which is the subject of this Security Agreement which Grantor may acquire at any time during the continuation of this Security Agreement.

ARTICLE II

SPECIAL PROVISIONS CONCERNING COPYRIGHTS

2.1 Rights of Lender; Limitations on Lender’s Obligations.

(a) Grantor Remains Liable under Copyright Licenses. Anything herein to the contrary notwithstanding and so long as Grantor is the owner of such Copyright License, Grantor shall remain liable under each of the Copyright Licenses to which it is a party to observe and perform all the material conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Copyright License. Lender shall not have any obligation or liability under any Copyright License by reason of or arising out of this Security Agreement or the receipt by Lender of any payment relating to such Copyright License pursuant hereto, and Lender shall not be obligated in any manner to perform any of the obligations of Grantor under or pursuant to any Copyright License, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Copyright License, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Notice to Contracting Parties. At any time after an Event of Default has occurred and so long as such Event of Default shall be continuing, upon the request of Lender, Grantor shall, and the Lender may (with concurrent notice to Grantor thereof), notify parties to the Copyright Licenses to which it is a party that the Copyright Licenses have been assigned to Lender and that payments in respect thereof shall be made directly to Lender. At any time after an Event of Default shall have occurred and be continuing, Lender may in its own name or in the name of others communicate with parties to the Copyright Licenses to verify with them to its satisfaction the existence, amount and terms thereof.

2.2 Representations and Warranties. Grantor hereby represents and warrants that: (a) Schedule I hereto sets forth the Copyright in which Grantor has any ownership interest; (b) to the best knowledge of Grantor, except as set forth on Schedule I, each Copyright is valid, subsisting, unexpired and enforceable and has not been abandoned; (c) to Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority with respect to any Copyright which would limit, cancel or question its validity; and (d) except as set forth on Schedule I, no action or proceeding is pending or, to the best knowledge of Grantor, threatened (i) seeking to limit, cancel or question the validity of any Copyright or Grantor’s ownership thereof, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Copyright.

2.3 Covenants. Grantor covenants and agrees with Lender that, from and after the date of this Security Agreement until the Obligations are paid in full:

(a) Grantor will employ each Copyright for each published work with such notice of copyright as may be required by law to secure copyright protection;

(b) Grantor will not do any act or knowingly omit to do any act whereby any Copyright may become invalidated;

(c) Grantor will not do any act, or omit to do any act, whereby any Copyright is reasonably likely to become injected into the public domain;

(d) Grantor shall notify Lender immediately if it knows, or has reason to know, that any Copyright is reasonably likely to become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States) regarding Grantor’s ownership of any such Copyright or its validity;

(e) Grantor will take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Copyright owned by Grantor including, without limitation, filing of applications for renewal, where necessary;

(f) Grantor will promptly notify Lender of any material infringement of any Copyright of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement, except where such action would be of negligible value, economic or otherwise; and

(g) Grantor will not do any act, or omit to do any act, whereby any Copyright may become abandoned or dedicated.

2.4 Lender’s Appointment as Attorney-in-Fact. Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time upon the occurrence and continuance of an Event of Default in Lender’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Grantor hereby gives Lender the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

(a) in the name of Grantor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Copyright License or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any Copyright License or with respect to any other Collateral whenever payable;

(b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, provided that if such taxes are being contested in good faith and by appropriate proceedings, Lender will consult with such Grantor before making any such payment; and

(c) (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (iv) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (v) to settle, compromise or adjust any suit, action or proceeding described in clause (iv) above upon reasonable terms and, in connection therewith, to give such discharges or releases as Lender may deem reasonably appropriate; (vi) to assign any Copyright throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its reasonable discretion determine; and (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Grantor’s expense, at any time, or from time to time, all acts and things which Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and Lender’s Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do. Notwithstanding anything to the contrary contained herein, Lender shall give Grantor not less than ten days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral.

Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

2.5 Remedies. Upon the occurrence and continuance of an Event of Default, Lender may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code (whether or not in effect in the jurisdiction where such rights are exercised). Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice provided herein or as may be required by law referred to below) to or upon Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Grantor, which right or equity is hereby waived and released. Lender Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need Lender account for the surplus, if any, to the Grantors. To the extent permitted by applicable law, Grantor waives all claims, damages and demands it may acquire against Lender arising out of the exercise by them of any rights hereunder, except to the extent arising from the gross negligence or willful misconduct of Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Lender to collect such deficiency.

ARTICLE III

DEFINITIONS

Unless otherwise defined herein or in the preamble or recitals hereto, terms which are defined in the Loan Agreement and used herein are so used as so defined and the following terms shall have the following meanings:

“Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Copyright License” means any written agreement, naming Grantor, as licensor or licensee, granting any right in the United States to use any Copyright including, without limitation, any referred to in Schedule I hereto.

“Copyrights” means all of the following to the extent Grantor now or hereafter has any right, title or interest: (a) all United States copyrights and all registrations and applications therefor, including, without limitation, any referred to in Schedule I hereto, and (b) all renewals of such copyrights.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Obligations” means each and all of the following collectively and individually:

(a)	principal due on the Loans and any note now or hereafter evidencing any of the Loans (including all advances and re-advances under the Loans and any aforesaid note) to be paid with interest thereon as required by the Loan Agreement and any such note;

(b)	advances and re-advances which are and which may be made from time to time by Lender to either Borrower not in compliance with any limitation imposed by the Loan Agreement;

(c)	advances and re-advances which are and which may be made from time to time by Lender on behalf of or for the account of either Borrower over and above any monetary limitation on the Loans and/or over and above any other lending limitation contained in the Loan Agreement, and the interest thereon;

(d)	all amounts which Lender has actually advanced or is contingently liable to advance on account of Letters of Credit; and/or in the event that Lender is not itself the issuer of any Letter of Credit, all amounts which Lender actually advances or is contingently liable to advance to any such issuer on account of the Letters of Credit;

(e)	any and all other advances and re-advances made by Lender prior to, on and after the date of this Agreement to, or on the account of, either Borrower;

(f)	any and all interest, commissions, checking account overdrafts, bank overdrafts, and other loans, advances, obligations, liabilities and indebtedness owed by either Borrower to Lender (whether direct or indirect, primary, secondary, contingent, joint or several, and regardless of how acquired by Lender) which are due or which will arise or become due in the future, no matter how or when arising and whether under the Loan Documents or under any other now existing or any future agreement or instrument of whatever nature (i) between either Borrower and Lender or (ii) otherwise;

(g)	the performance and fulfillment by each Borrower of all the terms, conditions, promises, covenants and provisions contained in the Loan Documents, or in any other now existing agreement or any future agreement or instrument of whatever nature (i) between either Borrower and Lender or (ii) otherwise;

(h)	each Borrower’s obligation to indemnify Lender from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which Lender may incur (or which may be claimed against Lender by any person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under the Loan Agreement or any of the other Loan Documents, or under any other now existing agreement or any future agreement or instrument of whatever nature (i) between either Borrower and Lender or (ii) otherwise;

(i)	the amount due upon any notes or other obligations given to, or received by, Lender on account of any of the foregoing; and

(j)	any “Obligations” as such terms may now or hereafter be defined in the Loan Agreement.

“Proceeds” means “proceeds”, as such term is defined in Section 9-306(1) of the Code and, to the extent not included in such definition, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to Grantor, from time to time with respect to any of the Collateral, (b) all payments (in any form whatsoever) paid or payable to Grantor from time to time in connection with any taking of all or any part of the Collateral by any Governmental Authority or any Person acting under color of Governmental Authority, (c) all judgments in favor of Grantor in respect of the Collateral and (d) all other amounts from time to time paid or payable or received or receivable under or in connection with any of the Collateral.

ARTICLE IV

MISCELLANEOUS

4.1 Amendments, etc. with Respect to the Obligations. Grantor shall remain obligated hereunder, and the Collateral shall remain subject to the lien granted hereby notwithstanding that, without any reservation of rights against Grantor, and without notice to or further assent by Grantor, any demand for payment of any of the Obligations made by Lender may be rescinded by Lender, and any of the Obligations continued, and the Obligations, or the liability of Grantor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by Lender, and the Loan Agreement, the Notes, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as Lender may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Lender shall not have any obligation to protect, secure, perfect or insure this or any other lien at any time held by it as security for the Obligations or any property subject thereto. Grantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Lender upon this Security Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Security Agreement; and all dealings between Grantor or Lender, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Security Agreement.

4.2 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

4.3 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.4 Section Headings. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

4.5 No Waiver. Cumulative Remedies. Lender shall not by any act (except by a written instrument pursuant to Subsection 4.6 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

4.6 Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Security Agreement and the other Loan Documents represent the entire agreement of Grantor with respect to the subject matter hereof and there are no promises or representations by Lender relative to the subject matter hereof not reflected herein or in the other Loan Documents. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Grantor and Lender, provided that any provision of this Security Agreement may be waived by Lender in a written letter or agreement executed by Lender or by telex or facsimile transmission from Lender. This Security Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of Lender and its successors and assigns. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.7 Notices. All notices, requests and demands to or upon Grantor or Lender to be effective shall be in writing or by telecopy or telex and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage prepaid, or, in the case of telecopy notice, when sent, or, in the case of telex notice, when sent, answerback received, addressed to a party at the address provided for such party in the Loan Agreement.

4.8 Counterparts. This Security Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.10 Termination. This Security Agreement shall terminate when all the Obligations have been paid in full. Upon such termination, Lender shall promptly reassign and redeliver (or cause to be reassigned and redelivered) to Grantor, or to such person or persons as Grantor shall designate, or to whomever may be lawfully entitled to receive such surplus, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by Lender pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments or reassignment and release. Any such reassignment and release shall be without recourse upon or warranty by Lender (other than a warranty that Lender has not assigned its rights and interests hereunder to any Person) and at the expense of Grantor.

4.11 WAIVER OF JURY TRIAL. GRANTOR AGREES (AND BY ITS ACCEPTANCE OF THIS AGREEMENT, LENDER ALSO AGREES) THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR GRANTOR ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. GRANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF GRANTOR’S COUNSEL, WAIVES (AND BY ITS ACCEPTANCE OF THIS AGREEMENT, LENDER ALSO WAIVES), TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, GRANTOR WAIVES ANY RIGHT GRANTOR MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GRANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWERS IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

IN WITNESS WHEREOF, Grantor has caused this instrument to be duly executed as of the day and year first above written.

WITNESS:	EP MEDSYSTEMS, INC.

/s/ David I. Bruce	By:	/s/ James J. Caruso
David I. Bruce		James J. Caruso